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                                                                    EXHIBIT 21.0

                            SUBSIDIARIES OF GALLAGHER

     In the following list of subsidiaries of Gallagher, those companies that are indented represent subsidiaries of the corporation under which they are indented. Except for directors' qualifying shares, 100% of the voting stock of each of the subsidiaries listed below, other than those indicated by footnote, is owned of record or beneficially by its indicated parent./(1)/

                                                                State or Other
                                                                Jurisdiction of
Name                                                            Incorporation
----                                                            ----------------
Arthur J. Gallagher & Co. (Registrant)                          Delaware
  Arthur J. Gallagher & Co. (Illinois)                          Illinois
    Arthur J. Gallagher & Co. of Oklahoma, Inc.                 Oklahoma
    Arthur J. Gallagher Risk Management Services, Inc.          Illinois
      Arthur J. Gallagher & Co. of Wisconsin, Inc.              Wisconsin
      Arthur J. Gallagher & Co. of Pennsylvania, Inc.           Pennsylvania
      Gallagher Captive Services, Inc.                          Delaware
  Arthur J. Gallagher & Co.--Chicago Metro                      Illinois
  Arthur J. Gallagher & Co. (St. Louis)                         Delaware
  Gallagher Holt, Inc.                                          Texas
    Arthur J. Gallagher, Inc.                                   Texas
  Arthur J. Gallagher & Co. of Texas, Inc.                      Texas
  Arthur J. Gallagher & Co. (Florida)                           Florida
  Arthur J. Gallagher & Co. of New York, Inc.                   New York
    Colonial Alternative Risk Services, Inc.                    New York
  Arthur J. Gallagher & Co. Ohio Agency, Inc.                   Ohio
  Risk Placement Services, Inc.                                 Illinois
    Risk Placement Services of Texas, Inc.                      Texas
    Risk Placement Services of Arkansas, Inc.                   Arkansas
    Risk Placement Insurance Services of Massachusetts, Inc.    Massachusetts
    Risk Placement Services of Louisiana, Inc.                  Louisiana
    Risk Placement Services of Pennsylvania, Inc.               Pennsylvania
  Arthur J. Gallagher & Co.--Greenville                         South Carolina
  Arthur J. Gallagher and Co. of Massachusetts, Inc.            Massachusetts
    Gallagher Insurance Advisors, Inc.                          Massachusetts
  Arthur J. Gallagher & Co. of Rhode Island, Inc.               Rhode Island
  Arthur J. Gallagher International, Inc.                       Delaware
  Arthur J. Gallagher & Co. (Bermuda) Limited                   Bermuda
    Arthur J. Gallagher Intermediaries (Bermuda) Limited        Bermuda
    Arthur J. Gallagher Management (Bermuda) Limited            Bermuda
    Gallagher Captive Services (Cayman) Limited                 Cayman Islands
    Scholastic Risk Services Limited                            Bermuda
    Artex Insurance Company Ltd/(2)/                            Bermuda
    Artex Underwriting Managers Ltd                             Bermuda
  Protected Insurance Company                                   Bermuda
  Arthur J. Gallagher & Co.--Little Rock                        Arkansas
  Arthur J. Gallagher & Co. of Georgia, Inc.                    Georgia
  Arthur J. Gallagher (UK) Limited                              England
    Risk Management Partners Ltd./(3)/                          England
    John Plumer & Company Limited                               England
    Morgan Insurance Services Limited                           England
    MRS Holdings Limited                                        England
      Morgan Read & Sharman Limited                             England
    Arthur J. Gallagher Asia Pte Ltd/(4)/                       Singapore
      Arthur J. Gallagher Asia Limited                          Hong Kong

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
                                                                State or Other
                                                                Jurisdiction of
Name                                                            Incorporation
----                                                            ----------------
  Gallagher Bassett Services, Inc.                              Delaware
    Gallagher Bassett of New York, Inc.                         New York
    Gallagher Bassett International Ltd.                        Delaware
    Gallagher Bassett International Ltd. (UK)                   England
    Gallagher Bassett Canada Inc.                               Canada
    Gallagher Benefit Administrators, Inc.                      Illinois
    Gallagher Bassett Investigative Services, Inc.              Delaware
    Wyatt Gallagher Bassett Pty Ltd/(3)/                        Australia
      Gallagher Bassett Australia Pty Ltd                       Australia
      Wyatt Gallagher Bassett (NSW) Ptd Ltd                     Australia
      Wyatt Group (PNG) Pty Ltd                                 New Guinea
  Gallagher Bassett International S.A.                          France
  Arthur J. Gallagher & Co. Insurance Brokers
   of California, Inc.                                          California
    Charity First Insurance Services, Inc.                      California
  Arthur J. Gallagher & Co. of Connecticut, Inc.                Connecticut
    Craig M. Ferguson & Co., Inc.                               Connecticut
      C. W. Excess Incorporated                                 New York
  Arthur J. Gallagher Intermediaries, Inc.                      New York
  Arthur J. Gallagher & Co.--Denver                             Colorado
  Arthur J. Gallagher & Co. of Michigan, Inc.                   Michigan
  Arthur J. Gallagher & Co. of Washington, Inc.                 Washington
  Gallagher Louisiana, Inc.                                     Louisiana
    Arthur J. Gallagher of Louisiana, Inc.                      Louisiana
  Arthur J. Gallagher & Co. of Mississippi, Inc.                Mississippi
  Arthur J. Gallagher & Co.--Kansas City, Inc.                  Missouri
    IMC Insurance Management Corporation                        Missouri
      IMC Services Corporation                                  Missouri
  Arthur J. Gallagher & Co. of New Jersey, Inc.                 New Jersey
  Arthur J. Gallagher & Co. Ohio Life Agency, Inc.              Ohio
  Gallagher Pipino, Inc.                                        Ohio
  Arthur J. Gallagher & Co. of Minnesota, Inc.                  Minnesota
  Risk Placement Services of Arizona, Inc.                      Arizona
  AJG Financial Services, Inc.                                  Delaware
    AJG Capital, Inc./(5)/                                      Illinois
      Aviacargo Leasing Limited                                 Ireland
    AJG Investments, Inc.                                       Delaware
    AJG Premium Finance, Inc.                                   Illinois
    AJG Coal, Inc.                                              Delaware
  Lamberson Koster & Company                                    California
  Arthur J. Gallagher & Co. of Tennessee, Inc.                  Tennessee
  Arthur J. Gallagher & Co. of Kentucky, Inc.                   Kentucky
  Gallagher Benefit Services, Inc.                              Delaware
    Gallagher Benefit Services of Michigan, Inc.                Michigan
    Gallagher Benefit Services of the Carolinas, Inc.           North Carolina
    Gallagher Benefit Services of Colorado, Inc.                Colorado
    Gallagher Benefit Services of Kansas City, Inc.             Delaware
    Gallagher Benefit Services of New York, Inc.                New York
    Gallagher Benefit Services of Texas, Inc.                   Texas
    Gallagher Benefit Services of Washington, D.C.              Delaware
    GBS Retirement Services, Inc.                               New York
    Gallagher Benefit Services of Alabama                       Alabama
    GBS Insurance and Financial Services                        Delaware

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


                                                                State or Other
                                                                Jurisdiction of
Name                                                            Incorporation
----                                                            ----------------
  Generation 2000 Loss Control Services, Inc.                   Tennessee
  Arthur J. Gallagher Service Company                           Delaware
  Arthur J. Gallagher Australasia Pty Ltd.                      Australia
    Arthur J. Gallagher Professional Services
     Australasia Pty Ltd                                        Australia
    Arthur J. Gallagher Reinsurance
     Australasia Pty Ltd                                        Australia
  AJG Two Pierce, Inc.                                          Delaware
  John P. Woods Co., Inc.                                       Delaware
  Gallagher Healthcare Insurance Services, Inc.                 Texas
    Gallagher Healthcare Insurance Services of
     Kansas City, LLC/(6)/                                      Missouri
  Specialty Catastrophe Services, Inc.                          New Jersey
  Manning & Smith Insurance, Inc.                               Kansas
  Arthur J. Gallagher & Co. of Iowa, Inc.                       Iowa

(1) Gallagher conducts some of its operations under the following names:
    Gallagher Bassett Information Services, Gallagher Risk Management Services, Pacific Atlantic Administrators, The Boston Insurance Center, Gallagher Heffernan, Broussard, Bush & Hurst, Henley, Williams & Associates, Bryce Insurance, CMC Claims Management Corporation, Gallagher Byerly, Inc., Innovative Risk Services, Inc. and International Special Risk Services, Inc.

(2) 76% of the Common Stock of this subsidiary is owned by two third parties.

(3) 50% of the Common Stock of each of these subsidiaries is owned by an unrelated party.

(4) 30% of the Common Stock of this subsidiary is owned by a third party.

(5) 10% of the Common Stock of this subsidiary is owned by an unrelated party.

(6) 49% of the Common Stock of this subsidiary is owned by a third party.

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